UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 25, 2020, Retail Properties of America, Inc. (the “Company”), completed its previously announced public offering of $400.0 million aggregate principal amount of its 4.750% Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to an underwriting agreement, dated August 18, 2020 (the “Underwriting Agreement”), by and among the Company and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), whereby the Company agreed to sell and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

The Notes were priced to the public at 98.684% of the principal amount thereof. The Notes will mature on September 15, 2030, unless earlier redeemed. The net proceeds to the Company are estimated to be approximately $391.2 million, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds from the sale of the Notes for the repayment of debt, including the repayment of its $250.0 million unsecured term loan due 2021 and outstanding borrowings under its $850.0 million unsecured revolving line of credit, and for general business purposes. Pending such uses, the Company may invest the net proceeds in short-term, interest-bearing deposit accounts or interest-bearing U.S. government and government agency securities.

The Notes were issued under an indenture, dated March 12, 2015 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of August 25, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) each by and between the Company, as issuer, and U.S. Bank National Association, as trustee. The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-228142) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in a prospectus supplement filed by the Company with the Commission on August 19, 2020 pursuant to Rule 424(b)(5) under the Securities Act.

Copies of the Underwriting Agreement, the Supplemental Indenture and the form of the Notes are attached hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Second Supplemental Indenture and the form of the Notes.

Additionally, in connection with the filing of the Underwriting Agreement, the Company is filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

1.1†	Underwriting Agreement, dated August 18, 2020, by and among Retail Properties of America, Inc. and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule 1 thereto.

4.1†	Third Supplemental Indenture, dated August 25, 2020, by and between Retail Properties of America, Inc., as issuer, and U.S. Bank National Association, as trustee.

4.2†	Form of 4.750% Senior Notes due 2030 (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto).

5.1†	Opinion of Goodwin Procter LLP.

23.1†	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

101.SCH†	Inline XBRL Taxonomy Extension Schema Document.

101.CAL†	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB†	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE†	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF†	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104†	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

†	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M Swinehart
Julie M. Swinehart
Date: August 25, 2020		Executive Vice President, Chief Financial Officer and Treasurer